EXHIBIT 32.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Patricia M. Newman, hereby certify, pursuant to 18 U.S.C § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in my capacity as an officer of Westaff, Inc. (the “Company”), that, to the best of my knowledge:

(i)      The Annual Report of the Company on Form 10-K for the period ended October 29, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(ii)     The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date: January 27, 2006

By:/s/ Patricia M. Newman

Patricia M. Newman
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Westaff, Inc. and will be retained by Westaff, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.